                                                                                                          Exhibit 8

                       Listing of Significant Subsidiaries of Kerzner International Limited
                                               at December 31, 2002

                                                                      Country
Name of Company                                                       of Incorporation
------------------------------------------------------------------    ----------------------------
Aberdeen Management Limited (1)                                       Channel Islands
Kerzner Hotels International (Bermuda), Limited (1)                   Bermuda
Kerzner International Bahamas Limited (2)                             The Bahamas
Kerzner International Management Limited (3)                          British Virgin Islands
Kerzner International North America, Inc. (4)                         United States
Kerzner International Timeshare Limited (5)                           The Bahamas
Kerzner Investments Palmilla, Inc. (6)                                The Bahamas
One&Only (Indian Ocean) Management Limited (7)                        British Virgin Islands
__________

      All of the above  subsidiaries  are wholly owned by Kerzner,  with the exception of One&Only  (Indian  Ocean)
      Management Limited, which is 80% owned by Kerzner and 20% owned by SRL.

(1)   The Company owns a 20.4% interest in SRL, of which 8.7% is held through Aberdeen  Management  Limited and the remaining 11.7% is held through  Kerzner Hotels International (Bermuda), Limited.

(2)   Owner  of  substantially  all  of the  Bahamian  subsidiaries.  Directly  or  indirectly  wholly  owns  eight subsidiaries, all of which are organized in the Commonwealth of The Bahamas.

(3)   Owner of the  management  agreement  for the Royal Mirage in Dubai.  Also receives  administrative  fees from
      One&Only (Indian Ocean) Management Limited related to Mauritius and Kanuhura management agreements.

(4)   Owner of  substantially  all of the U.S.  subsidiaries.  Directly or indirectly  wholly owns 22 subsidiaries,
      18 of which  are  organized  in the U.S.  and four of  which  are  organized  in  Mexico  and  relate  to the management and development of One&Only Palmilla Resort.

(5)   Owner of the 50% interest in Harborside.

(6)   Owner of the 50% interest in One&Only Palmilla Resort.

(7)   Owner of the five Mauritius management agreements and the Kanuhura management agreement.